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GLAXOSMITHKLINE plc

AND

THE BANK OF NEW YORK MELLON,

As Depositary

AND

OWNERS AND HOLDERS OF AMERICAN DEPOSITARY SHARES

Amended and Restated Deposit Agreement

Dated as of ______________, 2015

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TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS. 2

SECTION 1.01. Company. 2

SECTION 1.02. Depositary. 3

SECTION 1.03. Custodian. 3

SECTION 1.04. Deposit Agreement 3

SECTION 1.05. Shares 3

SECTION 1.06. Deposited Securities. 3

SECTION 1.07. Receipts. 4

SECTION 1.08. American Depositary Shares. 4

SECTION 1.09. Owner 4

SECTION 1.10. Registrar. 4

SECTION 1.11. Dollars. 4

SECTION 1.12. Securities Act of 1933. 4

SECTION 1.13. Commission. 4

SECTION 1.14. Foreign Registrar. 4

SECTION 1.15. Foreign Currency 5

SECTION 1.16. Restricted Securities 5

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS. 5

SECTION 2.01. Form and Transferability of Receipts 5

SECTION 2.02. Deposit of Shares 6

SECTION 2.03. Execution and Delivery of Receipts. 7

SECTION 2.04. Transfer of Receipts; Combination and Split-up of Receipts. 8

SECTION 2.05. Surrender of Receipts and Withdrawal of Shares. 9

SECTION 2.06. Limitations on and Suspension of Execution and Delivery, Transfer and Surrender of Receipts. 10

SECTION 2.07. Lost Receipts, etc. 10

SECTION 2.08. Cancellation and Destruction of Surrendered Receipts. 11

SECTION 2.09. Pre-Release of Receipts. 11

ARTICLE 3. CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS. 13

SECTION 3.01. Filing Proofs, Certificates and Other Information. 13

SECTION 3.02. Liability of Owner for Taxes. 14

SECTION 3.03. Warranties on Deposit of Shares. 14

SECTION 3.04. Disclosure of Beneficial Ownership 15

SECTION 3.05. Compliance with Information Request. 16

ARTICLE 4. THE DEPOSITED SECURITIES. 17

SECTION 4.01. Cash Distributions 17

SECTION 4.02. Distributions Other Than Cash or Shares. 18

SECTION 4.03. Distributions in Shares. 18

SECTION 4.04. Rights. 19

SECTION 4.05. Conversion of Foreign Currency. 20

SECTION 4.06. Fixing of Record Date. 21

SECTION 4.07. Voting of Deposited Securities. 21

SECTION 4.08. Changes Affecting Deposited Securities. 23

SECTION 4.09. Reports. 23

SECTION 4.10. Lists of Receipt Owners. 23

SECTION 4.11. Withholding. 24

ARTICLE 5. THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY. 24

SECTION 5.01. Maintenance of Office and Transfer Books by the Depositary. 24

SECTION 5.02. Prevention or Delay in Performance by the Depositary or the Company. 25

SECTION 5.03. Obligations of the Depositary, the Custodian and the Company. 26

SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. 27

SECTION 5.05. The Custodians. 27

SECTION 5.06. Notices and Reports. 28

SECTION 5.07. Issuance of Additional Shares, etc. 29

SECTION 5.08. Indemnification. 29

SECTION 5.09. Charges of Depositary. 30

SECTION 5.10. Retention of Depositary Documents. 31

SECTION 5.11. Exclusivity. 31

SECTION 5.12. List of Restricted Securities Owners. 31

ARTICLE 6. AMENDMENT AND TERMINATION. 32

SECTION 6.01. Amendment. 32

SECTION 6.02. Termination. 32

ARTICLE 7. MISCELLANEOUS. 33

SECTION 7.01. Counterparts. 33

SECTION 7.02. No Third Party Beneficiaries. 33

SECTION 7.03. Severability. 34

SECTION 7.04. Holders and Owners as Parties; Binding Effect. 34

SECTION 7.05. Notices. 34

SECTION 7.06. Governing Law. 35

SECTION 7.07. Compliance with U.S. Securities Laws. 35

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of ______________, 2015 (the “Deposit Agreement”) among GLAXOSMITHKLINE plc, an English public limited company (herein called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as depositary hereunder (the “Depositary”), and all Owners and holders from time to time of American Depositary Shares issued hereunder (“American Depositary Shares”).

W I T N E S S E T H:

WHEREAS, Glaxo Holdings plc, The Bank of New York, as depositary, and all holders from time to time of American Depositary Receipts issued thereunder entered into a deposit agreement dated as of October 30, 1991 (the “Glaxo Deposit Agreement”);

WHEREAS, SmithKline, The Bank of New York, as depositary, and all holders from time to time of American Depositary Receipts issued thereunder entered into a deposit agreement dated as of July 20, 1995, which was amended as of April 15, 1996 and August 26, 1997 (the “SmithKline Deposit Agreement);

WHEREAS, the Company was formed as a new holding company and as a result of a court approved scheme of arrangement under UK law between Glaxo and SmithKline (the “Merger”), and each holder of SmithKline ordinary shares received 0.4552 Shares (as hereinafter defined) of the Company for each ordinary share of SmithKline held by such holder and each holder of SmithKline American Depositary Shares (a “SmithKline Holder”) received 1.138 American Depositary Shares of the Company for each SmithKline American Depositary Share held by such holder;

WHEREAS, as a result of the Merger, each holder of Glaxo ordinary shares received one Share of the Company for each ordinary share of Glaxo held by such holder and each holder of Glaxo American depositary shares (a “Glaxo Holder”) received one American Depositary Share of the Company for each Glaxo American depositary share held by such holder at the time of the Merger and each Glaxo American depositary share were deemed, without any action on the part of such holder, to represent one American Depositary Share of the Company;

WHEREAS, the Company, Glaxo, SmithKline and the Depositary amended and restated the Glaxo Deposit Agreement and the SmithKline Deposit Agreement as of December 27, 2000 (the “GlaxoSmithKline Deposit Agreement”) for the purposes set forth in the GlaxoSmithKline Deposit Agreement;

WHEREAS, the Company and the Depositary amended and restated the GlaxoSmithKline Deposit Agreement as of December 21, 2007 (the "Prior Deposit Agreement") to, among other things, provide for the creation of uncertificated American Depositary Shares;

WHEREAS, the Company and the Depositary now wish to amend the Prior Deposit Agreement to, among other things, update the fees of the Depositary;

WHEREAS, the Company wishes to provide for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Amended and Restated Deposit Agreement, for the creation of American Depositary Shares representing Shares so deposited and, in specified circumstances, for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts to be issued hereafter are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Amended and Restated Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, the parties hereto agree that the Prior Deposit Agreement is hereby amended and restated to read as follows:

ARTICLE	1. DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01.               The term "Company" shall mean GlaxoSmithKline plc, an English public limited company, and its successors.

SECTION 1.02.               The term "Depositary" shall mean The Bank of New York Mellon, a New York banking corporation and any successor as depositary hereunder.  The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 101 Barclay Street, New York, New York 10286.

SECTION 1.03.               The term "Custodian" shall mean the London, England office of the Depositary, which at the date of this Agreement is located at One Canada Square, London E14 5AL, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require; and shall also mean all of them collectively.

SECTION 1.04.               The term "Deposit Agreement" shall mean this Amended and Restated Deposit Agreement, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

SECTION 1.05.               The term "Shares" shall mean ordinary shares of the Company that are validly issued and outstanding and fully paid, nonassessable and that were not issued in violation of any pre-emptive or similar rights of the holders of outstanding securities of the Company; provided, however, that, if there shall occur any change in nominal value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.8, an exchange or conversion in respect of the Shares of the Company, the term “Shares” shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion. References to Shares shall include evidence of rights to receive Shares with respect to which the full purchase price has been paid.

SECTION 1.06.               The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or a Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

SECTION 1.07.               The term "Receipts" shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

SECTION 1.08.               The term "American Depositary Shares" shall mean the rights evidenced by the Receipts issued hereunder and the interests in the Deposited Securities represented thereby.  Each American Depositary Share shall represent two (2) Shares, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.09.               The term "Owner" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose. For the purposes of Sections 4.07 and 5.03 only, the term “Owner” shall include any person holding Receipts through the GlaxoSmithKline plc Global BuyDIRECT Plan and any successor plan.

SECTION 1.10.               The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to countersign Receipts and register Receipts and transfers of Receipts as herein provided.

SECTION 1.11.               The term "dollars" shall mean United States dollars.  The term "pounds" shall mean English pounds sterling.

SECTION 1.12.               The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.  The term "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.13.               The term "Commission" shall mean the United States Securities and Exchange Commission or any successor governmental agency in the United States.

SECTION 1.14.               The term "Foreign Registrar" shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other agent of the Company for the transfer and registration of Shares, including without limitation any securities depository for the Shares.

SECTION 1.15.               The term "foreign currency" shall mean any currency other than dollars.

SECTION 1.16.              The term "Restricted Securities" shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under that Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which are subject to other restrictions on sale or deposit under the laws of the United States or the United Kingdom, or under a shareholder agreement or the Articles of Association.

ARTICLE 2.   FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION
AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.01.               Form and Transferability of Receipts

Definitive Receipts shall be engraved, printed or lithographed on steel engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the facsimile or manual signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution of such Receipts by the Registrar (if a Registrar has been appointed) or did not hold such office at the date issuance or delivery of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange or inter dealer quotation system upon which Receipts may be listed or quoted or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

The rights of any Owner with respect to Deposited Securities shall be as set forth in this Deposit Agreement and a Receipt shall not confer on an Owner any rights against the Company or the Depositary or a Custodian except as specifically provided herein.

SECTION 2.02.               Deposit of Shares

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, properly endorsed or accompanied by any appropriate instrument or instruments of transfer, in form satisfactory to such Custodian, together with all such certifications and payments as may be required by the Depositary or such Custodian in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing such deposited Shares.  No Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental authority or body in the United Kingdom, if any, which is then performing the function of the regulation of currency exchange.  No Shares shall be accepted for deposit unless accompanied by payment of any United Kingdom tax or duty payable by the Depositary or the Custodian in relation to such deposit or issuance of the corresponding Receipts.  If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Foreign Registrar) are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to a Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to a Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for Shares, or evidence of rights to receive Shares, to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates, or evidence of rights, to the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Foreign Registrar), for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee at the cost and expense of the person making such deposit.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

SECTION 2.03.               Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company or the appointed agent of the Company for the transfer and registration of Shares, which may but need not be the Foreign Registrar, are open, a proper acknowledgment or other evidence from the Company satisfactory to the Depositary that any Deposited Securities have been recorded upon the books of the Company or the appointed agent of the Company for the transfer and registration of Shares, which may but need not be the Foreign Registrar, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be represented thereby.  Such notification shall be made by letter or, at the request and risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from such Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names and representing, in the aggregate, the number of American Depositary Shares to which such person or persons are entitled, but only upon payment to the Depositary of the fee of the Depositary for the issuance, execution and delivery of such Receipt or Receipts, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Shares.

SECTION 2.04.               Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers on its transfer books from time to time of Receipts, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by applicable law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may, with the prior approval of the Company, and shall, upon the request of the Company appoint one or more co-registrars for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-registrar may require evidence of authority and compliance with applicable laws and other requirements by holders or Owners or persons entitled thereto and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.05.               Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt evidencing American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the surrender of Receipts, and subject to the terms and conditions of this Deposit Agreement, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by such Receipt. Delivery of such Deposited Securities may be made by the delivery of a certificate or certificates therefor, or any other appropriate evidence of title thereto, properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct one or more of the Custodians to deliver at the principal London office of such Custodian, subject to Sections 2.06, 3.01 and 3.02, and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any cash, dividends, distributions or rights with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any cash, dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to transfer or forward any cash, rights or other property comprising, and to forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

SECTION 2.06.               Limitations on and Suspension of Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presentor of the Receipt or the depositor of Shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, Section 7.07.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld or the transfer of Receipts in particular instances may be refused, or the transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company or those maintained for the Company by the Foreign Registrar are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason subject to Section 7.07 of this Deposit Agreement. The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares. The Depositary shall comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.

SECTION 2.07.               Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, upon the Owner thereof filing with the Depositary (a) a request for such exchange and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

SECTION 2.08.               Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

The Depositary agrees to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, of substitute Receipts delivered under Section 2.07, and of cancelled or destroyed Receipts under this Section, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York.

SECTION 2.09.               Pre-Release of Receipts.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 hereof, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 ("Pre-Release"). The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case by case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION	2.10. Uncertificated American Depositary Shares; DTC Direct Registration System.

Notwithstanding anything to the contrary in this Deposit Agreement:

(a) American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to this Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares. Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b) (i) The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii) The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c) American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.

(d) The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e) Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f) (i) The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 shall apply to the matters arising from the use of the DRS. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3.   CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.

SECTION 3.01.               Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or beneficial owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, taxpayer status, exchange control approval, legal or beneficial ownership or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Foreign Registrar) of the Shares presented for deposit or other information, to execute and deliver such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or the Company may require by written notice to the Depositary or a Custodian.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed.  The Depositary, upon the Company's written request, shall provide the Company with copies of any such proofs of, or information as to, citizenship or residence, exchange control approval, or legal or beneficial ownership which it receives.

SECTION 3.02.               Liability of Owner for Taxes.

If any tax or other governmental charge shall become payable with respect to any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner or beneficial owner of such Receipt to the Depositary, and the Company shall have no liability therefor unless the Company is the Owner. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or beneficial owner thereof any part or all of the Deposited Securities represented by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or beneficial owner of such Receipt shall remain liable for any deficiency.

SECTION 3.03.               Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non-assessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of Shares or sale of Receipts by that person is not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

SECTION 3.04.               Disclosure of Beneficial Ownership

Any person who is an Owner or holder of a Receipt must notify the Company of the percentage of its voting rights he holds or is deemed to hold through his direct or indirect holding of Receipts or other financial instruments (as such term is defined by Chapter 5 of the UK Financial Conduct Authority’s Disclosure and Transparency Rules (the “DTRs”)) if the percentage of those voting rights reaches, exceeds or falls below 3% and each 1% threshold thereafter up to 100%, or such lesser percentage as may be required to be disclosed from time to time under any law, regulation, or practice of England and Wales, as soon as possible, but not later than two trading days (as such term is defined in the DTRs) following the date on which that person learns, is informed or should have learned of the relevant acquisition, disposal or the possibility of exercising voting rights, at the address set forth in Section 7.05, by registered or certified mail, including the following information, on Form TR1:

                              1.            the resulting situation in terms of voting rights;

                              2.            if applicable, the chain of controlled undertakings (as such term is defined in the DTRs) through which voting rights are effectively held;

                              3.            the date on which the threshold was reached or crossed; and

                              4.            the identity of the shareholder and of the person entitled to exercise voting rights on behalf of that person, if any.

When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of an issuer, such partnership, limited partnership, syndicate or group shall be deemed a "person" for the purposes of this Section (sometimes referred to in Section 3.05 as a "connected person"). In addition, each individual person comprising a part of such partnership, limited partnership, syndicate or other group shall also be deemed a "person" for the purposes of this Section.

In determining, for the purposes of this Section, the percentage of voting rights held by an Owner or holder of a Receipt, the voting rights must be calculated on the basis of all the Shares to which voting rights are attached, even if the exercise of such voting rights is suspended.

SECTION 3.05.               Compliance with Information Request.

(a)                Notwithstanding any other provision of this Deposit Agreement, each Owner and holder agrees to comply with requests (sometimes referred to herein as a "Notice") from the Company, pursuant to Section 793 of the Companies Act 2006, as amended (the “Companies Act”), which are made to provide information as to the capacity in which such Owner or holder owns or owned Receipts and regarding the identity of any other person then or previously interested in such Receipts and the nature of such interest (as such term is defined in Part 22 of the Companies Act).

(b)               Any Owner or holder who fails to timely provide the information required by the Notice in respect of any Shares shall, in accordance with the Articles of Association of the Company, forfeit the right to (i) direct the voting of such Shares at any meeting of shareholders and (ii) exercise any other rights with respect to such Shares at any such meeting; provided, however, that in the case of any such Owner or holder so failing to comply who owns 0.25% or more of the Shares outstanding (a "Substantial Owner") the directors of the Company may, in their absolute discretion, direct, by giving notice, that such Substantial Owner shall forfeit his right to (i) receive dividends in respect of such Shares and (ii) transfer such Shares otherwise than pursuant to an Arm's Length Disposal. Compliance with the requirements of a Notice shall be made within 14 days from the date of receipt of a Notice by an Owner. The foregoing restriction on or limitations of rights with respect to Shares shall cease to apply whenever (i) the Owner or holder complies with the Notice or (ii) there has been an Arm's Length Disposal of such Shares or the Receipts representing such Shares. As used in this Section 3.05(b), Arm's Length Disposal means (i) a bona fide sale or transfer to a person who is not a connected person for full value (including such a sale of Shares on a stock exchange) or, (ii) a disposal pursuant to a tender offer.

(c)                The foregoing Sections 3.04 and 3.05(a) and (b) are summaries of certain provisions of the Companies Act 2006, the UK Financial Conduct Authority’s Disclosure and Transparency Rules and the Company's Articles of Association and are in all respects qualified by the full text thereof, as amended from time to time. Reference to ownership of Shares in said Sections 3.04 and 3.05 shall be deemed to include ownership of Receipts evidencing American Depositary Shares representing Shares.

(d)               The Depositary agrees to use its reasonable efforts to comply with written requests received from the Company requesting that the Depositary forward any such requests from the Company to the Owner of Receipts and shall have no liability whatsoever other than to use such reasonable efforts to comply with such Company's requests.

ARTICLE 4.   THE DEPOSITED SECURITIES.

SECTION 4.01.               Cash Distributions

Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, subject to the provisions of this Deposit Agreement, distribute as promptly as practicable the amount thus received to the Owner on the record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of the Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) required to be withheld by either of the Company, the Custodian or the Depositary on account of taxes, or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars pursuant to Section 4.05.

In addition, notwithstanding anything to the contrary in this Deposit Agreement or the Receipts, the Company and the Depositary may make such arrangements for the payment of dividends or other cash distribution in U.S. dollars as they may agree, including, but not limited to, the following: On the date established by the Company for declaration of a dividend payable with respect to the Shares, the Company shall establish a U.S. dollar amount for such dividend or cash distribution payable in respect of the Shares deposited hereunder. The Depositary shall distribute such amount to Owners on the record date fixed in respect of such dividends or cash distribution in accordance with Section 4.06 of this Deposit Agreement in proportion to the number of American Depositary Shares representing Shares held by each of them, subject to adjustments as described in subclauses (a) and (b)(i) above. The Company undertakes irrevocably to pay to the Depositary such U.S. dollar amounts as and when they become payable to Owners or as the Company and the Depositary may otherwise agree. The provisions of Section 5.08 shall apply to acts performed or omitted in connection with this paragraph. Owners and Beneficial Owners shall be deemed to agree that their right to any dividend or cash distribution paid in U.S. dollars in accordance with this paragraph shall be limited to the U.S. dollar amount set by the Company, as adjusted pursuant to subclauses (a) and (b)(i) above. The Depositary shall distribute only such amount, however, as can be distributed without distributing to any Owner of a Receipt a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. The Company or its agent will remit to the appropriate governmental authority or agency in the United Kingdom all amounts withheld and owing to such authority or agency. The Depositary will, as promptly as practicable, forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies.

SECTION 4.02.               Distributions Other Than Cash or Shares.

Subject to the provisions of Section 4.11, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04, the Depositary shall cause the securities or property received by it to be distributed as promptly as practicable to the Owners of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason (including, without limitation, a determination that such distribution in the United States would be unlawful or any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash. The Depositary may withhold any distribution of securities under this Section 4.02 if it has not received satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Section 4.02 that is sufficient to pay its fees and expenses payable by Owners pursuant to Section 5.09 in respect of that distribution.

SECTION 4.03.               Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company's approval, and shall if the Company shall so request, distribute as promptly as practicable to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of this Deposit Agreement with respect to the deposit of Shares and issuance of American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees and expenses of the Depositary as provided in Section 5.09 (and the Depositary may sell, by public or private sale, an amount of the Shares received sufficient to pay its fees and expenses payable by Owners pursuant to Section 5.09 in respect of that distribution). The Depositary may withhold any such delivery of American Depositary Shares if it has not received reasonably satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall use reasonable efforts to sell the amount of Shares represented by the aggregate of such fractions and distribute as promptly as practicable the net proceeds, all in the manner and subject to the conditions described in Section 4.01.  If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

If the Company declares a distribution in which holders of Deposited Securities have a right to elect whether to receive cash, Shares or other securities or a combination of those things, or a right to elect to have a distribution sold on their behalf, the Depositary may, after consultation with the Company, make that right of election available for exercise by Owners in any manner the Depositary considers to be lawful and practical. As a condition of making a distribution election right available to Owners, the Depositary may require satisfactory assurances from the Company that doing so does not require registration of any securities under the Securities Act of 1933.

SECTION 4.04.               Rights.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to the Owners of Receipts or in disposing of such rights on behalf of such Owners and making the net proceeds available in dollars to such Owners or, if by the terms of such rights offering or for any other reason outside the control of the Depositary after use of reasonable efforts, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the Company, take action as follows:

(i) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Owners of Receipts by means of warrants or otherwise, the Depositary shall distribute as promptly as practicable warrants or other instruments therefor in such form as it may determine to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Owners; or

(ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Owners of Receipts by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its reasonable discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for the account of the Owners of Receipts otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Owners because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01.

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Owners of Receipts and sell the securities represented by such rights, the Depositary will not offer such rights to the Owners of Receipts unless and until it has received evidence reasonably satisfactory to it that such a registration statement is in effect, or that the offering and sale of such securities to the Owners of such Receipts are exempt from registration under the provisions of such Act; provided that nothing in this Deposit Agreement shall create, or be construed to create, any obligation on the part of the Company to file such a registration statement or to endeavor to have such a registration statement declared effective.

Each of the Depositary and the Company shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

SECTION 4.05.               Conversion of Foreign Currency.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars and the resulting dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars shall be distributed as promptly as practicable to the Owners of Receipts entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into dollars incurred by the Depositary as provided in Section 5.09 of this Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall, as promptly as practicable, file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars transferable to the United States, or if any approval or license of any governmental authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners of Receipts entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Owners of Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Owners of Receipts entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners of Receipts entitled thereto for whom such conversion and distribution is not practicable.

SECTION 4.06.               Fixing of Record Date.

Whenever any distribution is being made upon any Deposited Securities or any meeting of owners of Shares or other Deposited Securities is being held or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, after consultation with the Company, fix a record date, which shall be the same as, or as near as practicable to, any corresponding record date set by the Company with respect to Shares, for the determination of the Owners of Receipts evidencing the American Depositary Shares representing such Deposited Securities who shall be entitled to receive such distributions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or to act in respect of such other matter. Subject to this Deposit Agreement, only such Owners at the close of business on such record date shall be entitled to receive any such distribution or proceeds, to give such voting instructions, to receive such notice or solicitation or to act in respect of any such other matter.

SECTION 4.07.               Voting of Deposited Securities.

Upon receipt of any notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, unless otherwise requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that each Owner of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of this Deposit Agreement and of law and of the Articles of Association of the Company and the Deposited Securities, to instruct the Depositary either (i) as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares or (ii) to irrevocably appoint such Owner of Receipts (or any other person such Owner shall name) in respect of any meeting (including any adjourned meeting) at which holders of Shares or other Deposited Securities are entitled to vote as the Depositary’s proxy to attend, vote and speak at the relevant meeting (or any adjournment thereof) in respect of the Shares or other Deposited Securities evidenced by the Receipts held by such Owner as of the close of business on the specified record date, and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given under (i) above telephonically or via the Internet, and, including an express indication that instructions may be given (or deemed given in accordance with the last sentence of this paragraph if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company.  Upon the telephonic or written request, including requests received via the Internet, of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable either, as the case may be, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Receipt, or, if requested in writing, to irrevocably appoint such Owner of Receipts (or such person so named by such Owner) as the Depositary’s proxy with respect to the Shares or other Deposited Securities evidenced by the Receipts held by such Owner as of the close of business on the specified record date, in accordance with the instructions set forth in such request.  The Depositary shall not (i) vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities underlying a Receipt or (ii) appoint the Owner of such Receipt a proxy with respect to such Shares or Deposited Securities, other than in accordance with the instructions (or deemed instructions) from the Owner of such Receipt. If no instructions are received by the Depositary from any Owner with respect to any of the Shares and Deposited Securities represented by the American Depositary Shares evidenced by such Owner’s Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Shares and Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided that no such instruction shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holder of Shares.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the date established by the Depositary for return of written instructions to ensure that the Depositary will either, as the case may be, vote the Shares or Deposited Securities or appoint a proxy, in accordance with the provisions set forth in the preceding paragraph.

SECTION 4.08.               Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, unless the Company advises the Depositary to the contrary, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.09.               Reports.

The Depositary shall make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to Section 5.06.

SECTION 4.10.               Lists of Receipt Owners.

Promptly upon request by the Company, the Depositary shall furnish to it as promptly as practicable a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary or the Registrar.

SECTION 4.11.               Withholding.

Notwithstanding any other provision in this Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Owners of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

ARTICLE 5.   THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY.

SECTION 5.01.               Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.  The Depositary or its agent agrees to register as a foreign nominee for the purposes of this Deposit Agreement pursuant to English law.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company.

If any Receipts or the American Depositary Shares represented thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar and may, with the prior approval of the Company, and shall, upon the request of the Company, appoint a Registrar or one or more co-registrars for registration of such Receipts in accordance with any requirements of such exchange or exchanges.  Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company.

SECTION 5.02.               Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or holder of any Receipt (i) if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association or similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed, (ii) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, (iii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, (iv) for the inability of any Owner or holder of any Receipt to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners or holders of Receipts, or (v) for any special, consequential or punitive damages for any breach of the terms of this Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03, or an offering or distribution pursuant to Section 4.04, or for any other reason outside the control of the Depositary after use of reasonable efforts, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.03.               Obligations of the Depositary, the Custodian and the Company.

The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owners or holders of Receipts, except that it agrees to use its best judgment and good faith in the performance of its obligations set forth in this Deposit Agreement.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owners or holders of Receipts (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), other than that it agrees to use its best judgment and good faith in the performance of its obligations as are specifically set forth in this Deposit Agreement.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding on behalf of any Owners or holders of Receipts or any other person in respect of any Deposited Securities or in respect of the American Depositary Shares.

Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, governmental authority, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04.               Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed as Depositary by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its reasonable best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts and all other records maintained by such predecessor in connection with this Deposit Agreement.  Any such successor depositary shall promptly mail notice of its appointment to the Owners of Receipts.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05.               The Custodians.

The Depositary has initially appointed the office of the Depositary in London, England as custodian and agent of the Depositary for the purposes of this Deposit Agreement.  The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it.  Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians approved by the Company, each of which shall thereafter be a Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians approved by the Company, which shall thereafter be one of the Custodians hereunder.  Upon demand of the Depositary, any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.  Immediately upon any such change, the Depositary shall give notice thereof in writing to the Company and all Owners of Receipts.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.06.               Notices and Reports.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and each Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Depositary will, at the Company's expense, arrange for the prompt transmittal by any Custodian to the Depositary of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares, and, if requested in writing by the Company, arrange for the mailing, at the Company's expense, of copies thereof to all Owners of Receipts or, at the written request of the Company, make such notices, reports and other communications available to all Owners on a basis similar to that for owners of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement.

SECTION 5.07.               Issuance of Additional Shares, etc.

The Company agrees that prior to any issuance of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for such securities, the Company will promptly furnish to the Depositary a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the circumstances of such issue are such as to make it necessary for a registration statement under the Securities Act of 1933 to be in effect prior to the delivery of the Receipts to be issued in connection with such securities or the issuance of such rights.  If in the opinion of such counsel a registration statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement in effect which will cover such issuance of securities or rights.  Notwithstanding the preceding two sentences, no such written opinion need be furnished to the Depositary in the event that the Company notifies the Depositary that a registration statement is in effect as to such Shares under the Securities Act of 1933 or, in the case of any Share option scheme of the Company, the Company notifies the Depositary that a written opinion of such counsel previously has been furnished to the Depositary to the effect that registration of Shares, or options in respect of Shares, to be issued under such scheme is in effect under the Securities Act of 1933 or is not required thereunder.

The Company agrees with the Depositary that neither the Company nor any company controlling, controlled by or under common control with, the Company will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any such company, unless a registration statement is in effect as to such Shares under the Securities Act of 1933, or unless the Company shall have delivered to the Depositary a written opinion from United States counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, to the effect that registration under the Securities Act of 1933 is not required therewith.

SECTION 5.08.               Indemnification.

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, reasonable fees and expenses of counsel) which may arise out of or in connection with (a) any registration with the Commission of American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or (b) acts performed or omitted, pursuant to the provisions of or in connection with this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them and except to the extent that such liability or expense arises out of information relating to the Depositary furnished in writing to the Company by the Depositary, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) or (ii) by the Company or any of its directors, employees, agents and affiliates.

The Depositary agrees to indemnify the Company its directors, employees, agents and affiliates and hold each of them harmless from any liability or expense (including, but not limited to, reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

SECTION 5.09.               Charges of Depositary.

The Company agrees to pay the fees and out-of-pocket expenses of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a delivery of American Depositary Shares pursuant to Section 4.03), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American Depositary Shares pursuant to Section 2.03, 4.03 or 4.04 and the surrender of American Depositary Shares pursuant to Section 2.05 or 6.02, (6) a fee of $.05 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to this Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 hereof, (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under clause 6, a fee of $.05 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in clause 9, and (9) any other charges payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary may collect any of its fees by deduction from any cash distribution payable to Owners that are obligated to pay those fees.

The Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.

SECTION 5.10.               Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the governing statutes unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

SECTION 5.11.               Exclusivity.

Subject to Section 5.04, the Company agrees not to appoint any other depositary for issuance of American Depositary Receipts representing American Depositary Shares so long as The Bank of New York Mellon is acting as Depositary hereunder.

SECTION	5.12. List of Restricted Securities Owners.

From time to time, the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities and the Company shall update that list on a regular basis. The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder. The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6.   AMENDMENT AND TERMINATION.

SECTION 6.01.               Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.02.               Termination.

The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depository shall not have been appointed and accepted its appointment as provided in Section 5.04.  On and after the date of termination, the Owner of a Receipt, upon surrender of such Receipt at the Corporate Trust Office of the Depositary, upon the payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 (except as otherwise agreed in writing between the Company and the Depositary), and upon payment of any applicable taxes or governmental charges, will be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners which have not theretofore surrendered their Receipts, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE 7.   MISCELLANEOUS.

SECTION 7.01.               Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any holder or Owner of a Receipt during business hours.

SECTION 7.02.               No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03.               Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04.               Holders and Owners as Parties; Binding Effect.

The holders and Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.05.               Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to GlaxoSmithKline plc, Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, Attention: Secretary or any other place to which the Company may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York Mellon, 101 Barclay, New York, New York 10286, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Owner of a Receipt shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent to the Company or the Depositary shall be deemed to be effected when received.  Delivery of a notice sent to an Owner of a Receipt by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Owner of a Receipt, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.06.               Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

SECTION 7.07.               Compliance with U.S. Securities Laws.

Notwithstanding any terms of this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States Securities laws, including, but not limited to, Section IA(1) of the General Instruction to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

IN WITNESS WHEREOF, GLAXOSMITHKLINE plc and THE BANK OF NEW YORK MELLON have duly executed this agreement as of the day and year first set forth above and all Owners of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

GLAXOSMITHKLINE plc

By:

Name:

Title:

THE BANK OF NEW YORK MELLON,

as Depositary

By:

Name:

Title:

EXHIBIT A TO

DEPOSIT AGREEMENT

THE RIGHTS OF OWNERS TO DIRECT THE VOTING SHARES

MAY BE RESTRICTED AS DESCRIBED IN PARAGRAPH 11 BELOW

No.	AMERICAN DEPOSITARY SHARES (Each American Depositary Share representing two deposited Shares)

THE BANK OF NEW YORK MELLON

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

ORDINARY SHARES OF

GLAXOSMITHKLINE plc

(Incorporated under the laws of England)

The Bank of New York Mellon as depositary (hereinafter called the “Depositary”), hereby certifies that ________, or registered assigns IS THE OWNER OF ________________

AMERICAN DEPOSITARY SHARES

(herein called “American Depositary Shares”) representing deposited ordinary shares (including evidence of rights to receive such shares, herein called “Shares”) of GlaxoSmithKline plc, an English public limited company (herein called the “Company”). At the date hereof, each American Depositary Share represents two (2) Shares which are either deposited or subject to deposit under the Deposit Agreement at the London, England office of the Depositary (herein called the “Custodian”). The Depositary’s Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y.  10286

1.	THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of the American Depositary Receipts (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of _____________, 2015 (as it may be amended, modified or supplemented from time to time, herein called the “Deposit Agreement”), by and among the Company, the Depositary and all Owners (herein called “Owners”) and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of or in lieu of such Shares and held thereunder (such Shares and any and all of such securities, property and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary’s Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.	SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of a certificate or certificates hereof or any other appropriate evidence of title hereof, properly endorsed or accompanied by proper instruments of transfer to such owner or as ordered by him. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.

3.	TRANSFERS, SPLIT-UPS AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose, provided that the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Company. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presentor of the Receipt or the depositor of Shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any applicable fees with respect to the surrender of any Receipt and withdrawal of any Deposited Securities as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, paragraph (25) of this Receipt.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld or the transfer of Receipts in particular instances may be refused, or the transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company or those maintained for the Company by the Foreign Registrar are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to paragraph (25) hereof. The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares. The Depositary shall comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.

4.	LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner or beneficial owner hereof to the Depositary, and the Company shall have no liability therefor unless the Company is the Owner. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or beneficial owner hereof any part or all of the Deposited Securities represented by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or beneficial owner hereof shall remain liable for any deficiency.

5.	WARRANTIES OF DEPOSITOR.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non-assessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of Shares or sale of Receipts by that person is not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6.	FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and Registration of Shares, which may but need not be the Foreign Registrar) of the Shares presented for deposit or other information, to execute and deliver such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or the Company may require by written notice to the Depositary or a Custodian. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the United Kingdom, if any, which is then performing the function of the regulation of currency exchange.

7.	CHARGES OF DEPOSITARY.

The Company agrees to pay the fees and out-of-pocket expenses of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a delivery of American Depositary Shares pursuant to Section 4.03 of the Deposit Agreement), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American Depositary Shares pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement and the surrender of American Depositary Shares pursuant to Section 2.05 or 6.02 of the Deposit Agreement, (6) a fee of $.05 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 of the Deposit Agreement, (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under clause 6, a fee of $.05 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in clause 9, and (9) any other charges payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary may collect any of its fees by deduction from any cash distribution payable to Owners that are obligated to pay those fees.

The Depositary, subject to Article 8 hereof, may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.

From time to time, the Depositary may make payments to the Company to reimburse and / or share revenue from the fees collected from Holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the American Depositary Shares program. In performing its duties under the Deposit Agreement, the Depositary may use brokers, dealers or other service providers that are affiliates of the Depositary and that may earn or share fees and commissions.

8.	PRE-RELEASE OF RECEIPTS.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement ("Pre-Release"). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case by case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.	TITLE TO RECEIPT.

It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

10.	VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

11.	DISCLOSURE OF BENEFICIAL OWNERSHIP.

Any person who is an Owner or holder of a Receipt must notify the Company of the percentage of its voting rights he holds or is deemed to hold through his direct or indirect holding of Receipts or other financial instruments (as such term is defined by Chapter 5 of the UK Financial Conduct Authority’s Disclosure and Transparency Rules (the “DTRs”)) if the percentage of those voting rights reaches, exceeds or falls below 3% and each 1% threshold thereafter up to 100%, or such lesser percentage as may be required to be disclosed from time to time under any law, regulation, or practice of England and Wales, as soon as possible, but not later than two trading days (as such term is defined in the DTRs) following the date on which that person learns, is informed or should have learned of the relevant acquisition, disposal or the possibility of exercising voting rights, at the address set forth in Section 7.05 of the Deposit Agreement, by registered or certified mail, including the following information, on Form TR1:

                                             1.            the resulting situation in terms of voting rights;

                                             2.            if applicable, the chain of controlled undertakings (as such term is defined in the DTRs) through which voting rights are effectively held;

                                             3.            the date on which the threshold was reached or crossed; and

                                             4.            the identity of the shareholder and of the person entitled to exercise voting rights on behalf of that person, if any.

When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of an issuer, such partnership, limited partnership, syndicate or group shall be deemed a "person" for the purposes of this Section (sometimes referred to in Section 3.05 of the Deposit Agreement as a "connected person"). In addition, each individual person comprising a part of such partnership, limited partnership, syndicate or other group shall also be deemed a "person" for the purposes of this Section.

In determining, for the purposes of this Article, the percentage of voting rights held by an Owner or holder of a Receipt, the voting rights must be calculated on the basis of all the Shares to which voting rights are attached, even if the exercise of such voting rights is suspended.

12. COMPLIANCE WITH INFORMATION REQUESTS.

(a)                Notwithstanding any other provision of the Deposit Agreement, each Owner and holder agrees to comply with requests (sometimes referred to herein as a "Notice") from the Company, pursuant to Section 793 of the Companies Act 2006, as amended (the “Companies Act”), which are made to provide information as to the capacity in which such Owner or holder owns or owned Receipts and regarding the identity of any other person then or previously interested in such Receipts and the nature of such interest (as such term is defined in Part 22 of the Companies Act).

(b)               Any Owner or holder who fails to timely provide the information required by the Notice in respect of any Shares shall, in accordance with the Articles of Association of the Company, forfeit the right to (i) direct the voting of such Shares at any meeting of shareholders and (ii) exercise any other rights with respect to such Shares at any such meeting; provided, however, that in the case of any such Owner or holder so failing to comply who owns 0.25% or more of the Shares outstanding (a "Substantial Owner") the directors of the Company may, in their absolute discretion, direct, by giving notice, that such Substantial Owner shall forfeit his right to (i) receive dividends in respect of such Shares and (ii) transfer such Shares otherwise than pursuant to an Arm's Length Disposal. Compliance with the requirements of a Notice shall be made within 14 days from the date of receipt of a Notice by an Owner. The foregoing restriction on or limitations of rights with respect to Shares shall cease to apply whenever (i) the Owner or holder complies with the Notice or (ii) there has been an Arm's Length Disposal of such Shares or the Receipts representing such Shares. As used in Section 3.05(b) of the Deposit Agreement, Arm's Length Disposal means (i) a bona fide sale or transfer to a person who is not a connected person for full value (including such a sale of Shares on a stock exchange) or, (ii) a disposal pursuant to a tender offer.

(c)                The foregoing Sections 3.04 and 3.05(a) and (b) of the Deposit Agreement are summaries of certain provisions of the Companies Act 2006, the UK Financial Conduct Authority’s Disclosure and Transparency Rules and the Company's Articles of Association and are in all respects qualified by the full text thereof, as amended from time to time. Reference to ownership of Shares in said Sections 3.04 and 3.05 of the Deposit Agreement shall be deemed to include ownership of Receipts evidencing American Depositary Shares representing Shares.

(d)               The Depositary agrees to use its reasonable efforts to comply with written requests received from the Company requesting that the Depositary forward any such requests from the Company to the Owner of Receipts and shall have no liability whatsoever other than to use such reasonable efforts to comply with such Company's requests.

13.	REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission. Those reports will be available for inspection and copying through the Commission's EDGAR system or at public reference facilities maintained by the Commission in Washington, D.C.

The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary will also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement.

The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

14.	DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary or the Custodian receives any cash dividend or other cash distribution upon any Deposited Securities, the Depositary will, subject to the provisions of the Deposit Agreement, distribute as promptly as practicable the amount thus received to the Owner on the record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of the Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) required to be withheld by either of the Company, the Custodian or the Depositary on account of taxes, or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars pursuant to Section 4.05 of the Deposit Agreement.

In addition, notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the Company and the Depositary may make such arrangements for the payment of dividends or other cash distribution in U.S. dollars as they may agree, including, but not limited to, the following: On the date established by the Company for declaration of a dividend payable with respect to the Shares, the Company shall establish a U.S. dollar amount for such dividend or cash distribution payable in respect of the Share deposited hereunder. The Depositary shall distribute such amount to Owners on the record date fixed in respect of such dividends or cash distribution in accordance with Section 4.06 of the Deposit Agreement in proportion to the number of American Depositary Shares representing Shares held by each of them, subject to adjustments as described in subclauses (a) and (b)(i) above. The Company undertakes irrevocably to pay to the Depositary such U.S. dollar amounts as and when they become payable to Owners or as the Company and the Depositary may otherwise agree. The provisions of Section 5.08 of the Deposit Agreement shall apply to acts performed or omitted in connection with this paragraph. Owners and Beneficial Owners shall be deemed to agree that their right to any dividend or cash distribution paid in U.S. dollars in accordance with this paragraph shall be limited to the U.S. dollar amount set by the Company, as adjusted pursuant to subclauses (a) and (b)(i) above.

Subject to the provisions of Section 4.11 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed as promptly as practicable to the Owners of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason (including, without limitation, a determination that such distribution in the United States would be unlawful or any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash. The Depositary may withhold any distribution of securities under this Section 4.02 of the Deposit Agreement if it has not received satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Article that is sufficient to pay its fees and expenses payable by Owners pursuant to Section 5.09 of the Deposit Agreement in respect of that distribution.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company’s approval, and shall if the Company shall so request, distribute as promptly as practicable to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and after deduction or upon issuance of American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement (and the Depositary may sell, by public or private sale, an amount of the Shares received sufficient to pay its fees and expenses payable by Owners pursuant to Section 5.09 of the Deposit Agreement in respect of that distribution). The Depositary may withhold any such delivery of American Depositary Shares if it has not received reasonably satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will use reasonable efforts to sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds as promptly as practicable, all in the manner and subject to the conditions set forth in the Deposit Agreement. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

If the Company declares a distribution in which holders of Deposited Securities have a right to elect whether to receive cash, Shares or other securities or a combination of those things, or a right to elect to have a distribution sold on their behalf, the Depositary may, after consultation with the Company, make that right of election available for exercise by Owners in any manner the Depositary considers to be lawful and practical. As a condition of making a distribution election right available to Owners, the Depositary may require satisfactory assurances from the Company that doing so does not require registration of any securities under the Securities Act of 1933.

15.	RIGHTS.

In the event that the Company offers or causes to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, will have discretion as to the procedure to be followed in making such rights available to the Owners of Receipts or in disposing of such rights on behalf of such Owners and making the net proceeds available in dollars to such Owners or, if by the terms of such rights offering or for any other reason outside the control of the Depositary after use of reasonable efforts, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.; provided, however, that the Depositary will, if requested by the Company, take action as follows:

(i) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Owners of Receipts by means of warrants or otherwise, the Depositary will distribute as promptly as practicable warrants or other instruments therefor in such form as it may determine to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Owners; or

(ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Owners of Receipts by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its reasonable discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for the account of the Owners of Receipts otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Owners because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the Deposit Agreement.

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Owners of Receipts and sell the securities represented by such rights, the Depositary will not offer such rights to the Owners of Receipts unless and until it has received evidence reasonably satisfactory to it that such a registration statement is in effect, or that the offering and sale of such securities to the Owners of such Receipts are exempt from registration under the provisions of such Act; provided that nothing in the Deposit Agreement shall create, or be construed to create, any obligation on the part of the Company to file such a registration statement or to endeavor to have such a registration statement declared effective.

Each of the Depositary and the Company shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

16.	CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars and the resulting dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars shall be distributed as promptly as practicable to the Owners of Receipts entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall, as promptly as practicable, file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars transferable to the United States, or if any approval or license of any governmental authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners of Receipts entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Owners of Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Owners of Receipts entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners of Receipts entitled thereto for whom such conversion and distribution is not practicable.

17.	WITHHOLDING.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Owners of Receipts entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them.

18.	RECORD DATES.

Whenever any distribution is being made upon any Deposited Securities or any meeting of owners of Shares or other Deposited Securities is being held or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, after consultation with the Company, fix a record date, which shall be the same as, or as near as practicable to, any corresponding record date set by the Company with respect to Shares, for the determination of the Owners of Receipts evidencing the American Depositary Shares representing such Deposited Securities who shall be entitled to receive such distributions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or to act in respect of such other matter.

19.	VOTING OF DEPOSITED SECURITIES.

Upon receipt of any notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, unless otherwise requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that each Owner of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of the Deposit Agreement and of law and of the Articles of Association of the Company and the Deposited Securities, to instruct the Depositary either (i) as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares or (ii) to irrevocably appoint such Owner of Receipts (or any other person such Owner shall name) in respect of any meeting (including any adjourned meeting) at which holders of Shares or other Deposited Securities are entitled to vote as the Depositary’s proxy to attend, vote and speak at the relevant meeting (or any adjournment thereof) in respect of Shares or other Deposited Securities evidenced by the Receipts held by such Owner as of the close of business on the specified record date, and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given under (i) above telephonically or via the Internet, and, including an express indication that instructions may be given (or deemed given in accordance with the last sentence of this paragraph if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the telephonic or written request, including requests received via the Internet, of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable either, as the case may be, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Receipt or, if requested in writing, to irrevocably appoint such Owner of Receipts (or such person so named by such Owner) as the Depositary’s proxy with respect to the Shares or other Deposited Securities evidenced by the Receipts held by such Owner as of the close of business on the specified record date, in accordance with the instructions set forth in such request. The Depositary shall not (i) vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities underlying a Receipt or (ii) appoint the Owner of such Receipt a proxy with respect to such Shares or Deposited Securities, other than in accordance with the instructions (or deemed instructions) from the Owner of such Receipt. If no instructions are received by the Depositary from any Owner with respect to any of the Shares and Deposited Securities represented by the American Depositary Shares evidenced by such Owner’s Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Shares and Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided that no such instruction shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holder of Shares.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the date established by the Depositary for return of written instructions to ensure that the Depositary will either, as the case may be, vote the Shares or Deposited Securities or appoint a proxy, in accordance with the provisions set forth in the preceding paragraph.

20.	CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth additionally represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, unless the Company advises the Depositary to the contrary, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

21.	LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or holder of any Receipts, (i) if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority, or by reason of any provision, present or future, of the Articles of Association or any similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed, (ii) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, (iii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, (iv) for the inability of any Owner or holder of any Receipt to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or holders of Receipts, or (v) for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason outside the control of the Depositary after use of reasonable efforts, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or holders of Receipts, except that they agree to use their best judgment and good faith in the performance of their obligations set forth in the Deposit Agreement. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding on behalf of any Owners or holders of Receipts or any other person in respect of any Deposited Securities or in respect of the American Depositary Shares. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, governmental authority, any person presenting Shares for deposit, any Owner or Holder, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

22.	RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.

23.	AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

24.	TERMINATION OF DEPOSIT AGREEMENT.

The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  On and after the date of termination, the Owner of a Receipt, upon surrender of such Receipt at the Corporate Trust Office of the Depositary, upon the payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement (except as otherwise agreed in writing between the Company and the Depositary), and upon payment of any applicable taxes or governmental charges, will be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore surrendered their receipts, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 of the Deposit Agreement.

25.	COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding any terms of this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

26.	UNCERTIFICATED AMERICAN DEPOSITARY SHARES; DTC DIRECT REGISTRATION SYSTEM.

Notwithstanding anything to the contrary in the Deposit Agreement:

(a) American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to the Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares. Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b) (i) The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii) The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c) American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.

(d) The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e) Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f) (i) The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.